Oconee Federal Financial Corp. 8-K

Exhibit 16.1

Crowe LLP Independent Member Crowe Global 3399 Peachtree Road N.E., Suite 700 Atlanta, Georgia 30326-2832 Tel +1 404 442 1600 Fax +1 404 442 1616 www.crowe.com

September 27, 2018

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Oconee Federal Financial Corp. dated September 27, 2018 and are in agreement with those statements.

Crowe LLP

Atlanta, Georgia

cc:	Mr. W. Maurice Poore
Audit Committee Chairman
Oconee Federal Financial Corp.